EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Onfolio Holdings Inc.

We hereby consent to the incorporation by reference in the registration statement of Onfolio Holdings Inc. on Form S-8 (No. 333-276735) of our report dated April 1, 2024, relating to the financial statements of Onfolio Holdings Inc.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCOAB ID5041)

Lakewood, CO

April 1, 2024